UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

CARDINAL ENERGY GROUP, INC.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No:

	3)	Filing Party:

	4)	Date Filed:

CARDINAL ENERGY GROUP, INC.

500 Chestnut Street, Suite 1615

Abilene, TX 79602

(325) 762-2112

________________, 2016

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

On December 3, 2015, the board of directors of Cardinal Energy Group, Inc. (“Cardinal Energy” or the “Company”) and stockholders holding a majority of Cardinal Energy’s voting power took action by written consent to approve the following action:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 200,000,000 to 500,000,000 shares, of which 400,000,000 will be common stock and 100,000,000 will be preferred stock (the “Amendment”).

Stockholders of record at the close of business on December 3, 2015 are entitled to notice of this stockholder action by written consent. Because this action has been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the Information Statement accompanying this Notice. We anticipate that the Amendment will become effective on or about _____________, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Attached hereto for your review is an Information Statement relating to the above-described action. Please read this Information Statement carefully. It describes the essential terms of the action to be taken. Additional information about the Company is contained in its reports filed with or furnished to the Securities and Exchange Commission (the “SEC”). These reports, their accompanying exhibits and other documents filed with the SEC may be inspected without charge at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material may also be obtained from the SEC at prescribed rates. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of these reports may be obtained on the SEC’s website at www.sec.gov.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

By Order of the Board of Directors,

/s/ Timothy W. Crawford
Chief Executive Officer

Abilene, Texas

______________, 2016

CARDINAL ENERGY GROUP, INC.

500 Chestnut Street, Suite 1615

Abilene, TX 79602

(325) 762-2112

_____________, 2016

INFORMATION STATEMENT

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (this “Information Statement”) will be sent or given on or about ____________ ___, 2016, to the stockholders of record, as of December 3, 2015 (the “Record Date”), of Cardinal Energy Group, Inc., a Nevada corporation (hereinafter referred to as “we,” “us,” “our,” “Cardinal Energy” or the “Company”). This Information Statement is being circulated to advise stockholders of actions already approved and taken without a meeting by written consent of stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The action to be effective at least 20 days after the mailing of this Information Statement is as follows:

1.	Approve an amendment to our articles of incorporation, as amended (the “Articles”), to increase our authorized capital stock from 200,000,000 to 500,000,000 shares, of which 400,000,000 will be common stock and 100,000,000 will be preferred stock (the “Amendment”).

On December 3, 2015, our board of directors unanimously approved the Amendment. Subsequent to our board of directors’ approval of the Amendment, the holders of a majority of the voting power of our voting stock approved, by written consent, the Amendment on December 3, 2015. The consenting stockholders and their respective approximate ownership percentages of our voting stock, which total in the aggregate 64.1% of our outstanding voting power, are as follows: Timothy W. Crawford and Continental Capital Partners, Inc., an entity controlled by Mr. Crawford – 63.8%, John R. Jordan – 0.03% and John C. May – 0.3%. We expect that the Amendment will be effective on or about _____________, 2016, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Cardinal Energy stockholders. The Amendment will be effective after the expiration of such 20-day period, at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada.

DISSENTERS’ RIGHTS

There are no rights of appraisal or similar rights of dissenters with respect to any matter described in this Information Statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on December 3, 2015, the Record Date, are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, our authorized securities consist of 100,000,000 shares of common stock with a par value of $0.00001 per share and 100,000,000 shares of preferred stock with a par value of $0.00001 per share. As of the Record Date, there were 77,239,483 shares of common stock issued and outstanding, held by 128 holders of record. Each share of common stock is entitled to one vote per share. As of the Record Date, there were 1,000,000 shares of Series A preferred stock issued and outstanding, held by one holder of record. Each share of Series A preferred stock is entitled to 110 votes per share. Holders of our common stock and holders of our Series A preferred stock vote together as one class on all matters submitted to a vote of our stockholders.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by Cardinal Energy.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

1

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the action described in this Information Statement is authorized by Section 78.320(2) of the Nevada Revised Statutes. Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of Cardinal Energy’s voting power to approve the action described in this Information Statement.

AMENDMENT OF OUR ARTICLES TO INCREASE OUR AUTHORIZED CAPITAL STOCK

FROM 200,000,000 TO 500,000,000 SHARES,

OF WHICH 400,000,000 WILL BE COMMON STOCK AND 100,000,000 WILL BE PREFERRED STOCK

On December 3, 2015, our board of directors and stockholders holding a majority of our voting power approved the Amendment, which will have the effect of increasing our authorized capital stock from 200,000,000 to 500,000,000 shares, of which 400,000,000 will be common stock, par value $0.00001 per share, and 100,000,000 will be preferred stock, $0.00001 par value per share, with such designations, rights and preferences as our board of directors may determine from time to time. Set forth below is the text of the Amendment, marked to show the proposed amendments to our current Articles, with additions underlined and deletions in strikethrough:

Section 1. Capital Stock

The aggregate number of shares that the Corporation will have the authority to issue is ~~Two~~Five Hundred Million (~~2~~500,000,000) of which ~~One~~Four Hundred Million (~~1~~400,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

The Preferred Stock may be divided into and issued in series. The Board of Directors of the Corporation is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is authorized, within any limitations prescribed by law and this Article, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

●	The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

●	Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

●	The amount payable upon shares in the event of voluntary or involuntary liquidation;

●	Sinking fund or other provisions, if any, for the redemption or purchase of shares;

●	The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

●	Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

●	Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board of Directors of the Corporation may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

The Corporation shall not declare, pay or set apart for payment any dividend or other distribution (unless payable solely in shares of Common Stock or other class of stock junior to the Preferred Stock as to dividends or upon liquidation) in respect of Common Stock, or other class of stock junior the Preferred Stock, nor shall it redeem, purchase or otherwise acquire for consideration shares of any of the foregoing, unless dividends, if any, payable to holders of Preferred Stock for the current period (and in the case of cumulative dividends, if any, payable to holder of Preferred Stock for the current period and in the case of cumulative dividends, if any, for all past periods) have been paid, are being paid or have been set aside for payments, in accordance with the terms of the Preferred Stock, as fixed by the Board of Directors.

2

In the event of the liquidation of the Corporation, holders of Preferred Stock shall be entitled to received, before any payment or distribution on the Common Stock or any other class of stock junior to the Preferred Stock upon liquidation, a distribution per share in the amount of the liquidation preference, if any, fixed or determined in accordance with the terms of such Preferred Stock plus, if so provided in such terms, an amount per share equal to accumulated and unpaid dividends in respect of such Preferred Stock (whether or not earned or declared) to the date of such distribution. Neither the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, nor any consolidation or merger of the Corporation, shall be deemed to be a liquidation for the purposes of this Article.

We currently have authorized capital stock of 200,000,000 shares, of which 100,000,000 shares are common stock and 100,000,000 are preferred stock. We have 77,239,483 shares of common stock and 1,000,000 shares of Series A Preferred Stock, respectively, issued and outstanding as of the Record Date. Upon effectiveness of the Amendment, our authorized capital stock will consist of 500,000,000 shares, of which 400,000,000 will be common stock and 100,000,000 will be preferred stock, with such designations, rights and preferences as our board of directors may determine from time to time.

Purposes of the Increase in Authorized Shares

Having an increased number of authorized but unissued shares of our capital stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our capitalization. There will be no change in the number of authorized preferred shares as a result of the increase in authorized shares. The shares of preferred stock would be available for issuance from time to time as determined by our board of directors for any proper corporate purpose. Such purposes might include, without limitation, issuance in public or private sales for cash as a means of obtaining additional capital for use in our business and operations, and issuance as part or all of the consideration required to be paid by us for acquisitions of other businesses or assets. Notwithstanding the foregoing, we have no obligation to issue such shares and there are no plans, proposals or arrangements currently contemplated by us that would involve the issuance of the preferred shares to acquire another company or its assets, or for any other corporate purpose stated. In connection with the anticipated continued growth of our business, our board of directors believes it is in our best interests to increase the number of authorized shares of capital stock and to create a class of preferred stock. The additional capital stock can provide flexibility in structuring the terms of any future agreements, as well as any future financing and recapitalization efforts.

Potential Anti-Takeover Effects of the Increase in Capital Stock

Any additional issuance of common or preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control. Shares of common or preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise. The ability of our board of directors to issue such additional shares of common stock and/or to designate one or more series or classes of preferred stock for issuance could discourage an attempt by a party to acquire control of our company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of common or preferred stock to persons whose interests are aligned with that of our board of directors could make it more difficult to remove incumbent officers and directors from office, even if such change were to be favorable to stockholders generally.

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company), the Amendment was not proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to the board and our stockholders.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Amendment, when effected, may encourage persons seeking to acquire us to negotiate directly with our board of directors, enabling our board to consider a proposed transaction in a manner that best serves our stockholders’ interests.

Our board believes that it is advisable and in the best interests of our company to have available authorized but undesignated shares of preferred stock in an amount adequate to provide for our future needs. The designation of one or more classes or series of preferred stock will be available for issuance from time to time as may be deemed advisable or required for various purposes, including the issuance of shares in connection with financing or acquisition transactions. We have no present plans or commitments for the issuance or use of the proposed shares of preferred stock in connection with any financing.

3

Procedure for Effecting the Amendment of our Articles

The Amendment will become effective at such time as a certificate of amendment to our Articles is filed with the Secretary of State of Nevada. Pursuant to Rule 14c-2 promulgated under the Exchange Act, the Amendment will not be effected until at least 20 calendar days after the mailing of this Information Statement to Cardinal Energy stockholders. We expect to file a certificate of amendment to our Articles with the Secretary of State of Nevada effective on or about ______________, 2016.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

●	Any director or officer of our Company,
●	Any proposed nominee for election as a director of our Company, and
●	Any associate or affiliate of any of the foregoing persons.

The stockholdings of our directors and officers are listed below in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” No director has advised us that he intends to oppose the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common and preferred stock as of December 3, 2015 by the following persons:

●	Each person known by the Company to beneficially own more than 5% of the Company’s outstanding common stock,
●	Each of the named executive officers (as defined in Item 402 of Regulation S-K),
●	Each of our directors, and
●	All of the Company’s executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from December 3, 2015, and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from December 3, 2015.

	Common Stock			Series A Preferred Stock
Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class (2)	Amount and Nature of Beneficial Ownership	Percent of Class (3)	Percent of Total Voting Power (4)
Timothy W. Crawford	9,395,606	(5)	12.2%	1,000,000	100.0%	63.8%
John R. Jordan	50,000		*	—	—	*
John C. May	629,004		*	—	—	*
Dow Eric Bowman	150,000		*	—	—	*
Gary B. Peterson (6)	—		—	—	—	—
All executive officers and directors as a group (4 persons)	10,224,610		13.2%	1,000,000	100.0%	64.2%

*	Less than 1%.

(1)	The address for each officer and director is c/o Cardinal Energy Group, Inc., 500 Chestnut Street, Suite 1615, Abilene, TX 79602.

(2)	Calculated on the basis of 77,239,483 shares of common stock outstanding on December 3, 2015.

(3)	Calculated on the basis of 1,000,000 shares of Series A preferred stock outstanding on December 3, 2015.

(4)	Calculated on the basis of 77,239,483 shares of common stock and 1,000,000 shares of Series A preferred stock, respectively, outstanding on December 3, 2015. Each share of Series A preferred stock entitles the holder thereof to 110 votes per share. Holders of shares of common stock and holders of shares of Series A preferred stock vote together as one class on all matters submitted to a vote of our stockholders.

(5)	Of these shares, 13,000 are held by Continental Capital Partners, Inc. Mr. Crawford has voting and dispositive control over the shares held by Continental Capital Partners, Inc.

(6)	Mr. Peterson ceased to be an executive officer effective June 1, 2015.

Changes in Control

We are unaware of any contract of other arrangement the operation of which may at a subsequent date result in a change of control of our Company.

4

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by Cardinal Energy can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Cardinal Energy Group, Inc., 500 Chestnut Street, Suite 1615, Abilene, TX 79602, Attn: John R. Jordan, Chief Financial Officer, or by telephoning the Company at (325) 762-2112.

Our principal executive office is located at 500 Chestnut Street, Suite 1615, Abilene, TX 79602. Our corporate website is www.cardinalenergygroup.com and our phone number is (325) 762-2112.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to Cardinal Energy Group, Inc., 500 Chestnut Street, Suite 1615, Abilene, TX 79602, Attn: John R. Jordan, Chief Financial Officer, or by telephoning the Company at (325) 762-2112.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

Cardinal Energy Group, Inc.

/s/ Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer

5